EXHIBIT 32.1

Certification Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002

The following statement is provided by the undersigned to accompany the Annual Report on Form 10-K for the year ended December 31, 2023 of Hub Group, Inc. pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 (18 U.S.C. 1350) and shall not be deemed filed pursuant to any provision of the Exchange Act of 1934 or any other securities law.

Each of the undersigned certifies that the foregoing Report on Form 10-K fully complies with the requirements of Section 13(a) of the Securities Exchange Act of 1934 (15 U.S.C. 78m) and that the information contained in the Form 10-K fairly presents, in all material respects, the financial condition and results of operations of Hub Group, Inc.

Date: February 27, 2024

/s/Phillip D. Yeager	/s/Kevin W. Beth
Phillip D. Yeager	Kevin W. Beth
Vice Chairman of the Board of Directors, President and Chief Executive Officer	Executive Vice President, Chief Financial Officer and Treasurer (Principal Financial and Accounting Officer)